                                                                  EXECUTION COPY


                  TENDER AND VOTING AGREEMENT, dated as of August 12, 2002 (the "Agreement"), among SYMBOL TECHNOLOGIES, INC., a Delaware corporation ("Parent"), SYMBOL ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and each of the other parties identified on the signature pages hereto (each a "Stockholder").

                  WHEREAS, Parent, Purchaser and @POS.COM, INC., a Delaware corporation (the "Company"), are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; terms used without definition herein having the meanings assigned to them in the Merger Agreement), pursuant to which, among other things, Purchaser will make a tender offer (the "Offer") to purchase all outstanding shares of common stock of the Company (the "Company Common Stock");

                  WHEREAS, as of the date hereof, each Stockholder beneficially owns the number of shares of Company Common Stock and options, convertible securities and warrants to acquire Company Common Stock or other voting securities of the Company ("Exercisable Securities") set forth opposite such Stockholder's name on the signature pages hereto (such Company Common Stock and Exercisable Securities, the Stockholder's "Existing Securities" and together with any Company Common Stock or other voting securities of the Company, the beneficial ownership of which is acquired after the date hereof, whether upon the exercise of options, conversion of convertible securities, exercise of warrants or otherwise of any other Exercisable Securities, collectively referred to herein as the "Securities"); and

                  WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Purchaser have required that each Stockholder agree, and each Stockholder has agreed, among other things, to tender its Securities to Purchaser or any subsidiary of Parent, to vote in favor of the adoption of the Merger Agreement and to grant Parent an option to purchase all of the Securities owned by such Stockholder, on the terms and conditions provided for herein.

                  NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                  Agreement to Tender; Agreement to Vote; Proxy

         SECTION 1.01. Tender. Each Stockholder hereby agrees to validly tender to Purchaser or any subsidiary of Parent making the Offer, pursuant to and in accordance with the terms of the Offer, as soon as practicable after commencement of the Offer, but in no event later than five Business Days following the commencement of the Offer, all Securities beneficially owned by such Stockholder by physical delivery of the certificates therefor (or by book entry or appropriate instructions to brokers or custodians thereof, as the case may be) and to not withdraw such Securities, except following termination of the Offer without the purchase by Purchaser or any subsidiary of Parent of Securities thereunder or the termination of the Merger Agreement. Each Stockholder hereby acknowledges and agrees that Purchaser's (or any such subsidiary's) obligation to accept for payment and pay for such Securities shall be subject to the terms and conditions of the Offer. Each Stockholder hereby permits Parent and Purchaser to publish and disclose in the documents required to be prepared, filed or delivered by applicable law in the Offer and, if approval of the Company's stockholders is required under applicable law, the proxy statement and in any other public statement, its identity and ownership of Securities and the nature of its commitments, arrangements and understandings under this Agreement. Upon the satisfaction of the conditions of the Offer, Purchaser or a subsidiary of Purchaser shall purchase the securities.

         SECTION 1.02. Voting. Each Stockholder hereby agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called and at any adjournment thereof, or pursuant to any action by written consent, such Stockholder shall appear at such meeting, in person or by proxy, or otherwise cause its Securities to be counted as present thereat for purposes of establishing a quorum and (a) vote (or cause to be voted) all of its Securities in favor of the approval, adoption, consent and ratification of the Merger Agreement, the Merger and all the other transactions contemplated thereby (collectively, the "Transactions"); (b) vote (or cause to be voted) all of its Securities against any action or agreement that would delay, impede, interfere with or discourage the consummation of the Transactions or would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Stockholders under this Agreement; and (c) vote (or cause to be voted) all of its Securities against any of the following (other than the Merger Agreement and the Transactions, including as it may have been, or may have been proposed by Parent or Purchaser to be, amended): (i) any extraordinary corporate transaction or agreement therefor, including without limitation any merger, consolidation, recapitalization, reorganization, tender offer, share exchange, liquidation, dissolution, business combination or similar transaction involving the Company or its Subsidiaries (including an Acquisition Proposal), (ii) a Transfer (as defined hereinafter) of a material amount of assets of the Company or its Subsidiaries, (iii) any change in the majority of the Board of Directors of the Company, (iv) any change in the present capitalization of the Company,
(v) any amendment of the Company's certificate of incorporation or bylaws, or
(vi) any other material change in the Company's corporate structure or business or change in any manner of the voting rights of the Company Common Stock (any matter under clauses (a), (b) or (c), a "Subject Proposal"). No Stockholder shall enter into any agreement or understanding with any person prior to the termination of this Agreement to vote in any manner inconsistent herewith. As used herein, the term "Transfer" means any sale, transfer, pledge, encumbrance, assignment or other disposition of, or execution of any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition (including but not limited to by way of merger, consolidation, recapitalization, tender offer or any other similar transaction) of, any of the Securities or any interest therein.

         SECTION 1.03. Proxy. (a) During the time this Agreement is in effect, each Stockholder hereby irrevocably grants to, and appoints, and agrees from time to time to grant to, and appoint, Parent and Purchaser, or any of them, and any individual designated in writing by any of them, and each of them individually, as such Stockholder's proxy, agent and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote (or cause to be voted) its Securities, or grant a consent or approval in respect of its Securities, in each case, with respect to any Subject Proposal, in a manner consistent with Section 1.02 above.

         (b) Each Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement. Each Stockholder hereby affirms that the proxy set forth in this Section 1.03 is given in connection with the execution of this Agreement, and that such proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby ratifies and confirms all that such proxy may lawfully do or cause to be done by virtue hereof. Each Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to its Securities that would be inconsistent with the proxy granted pursuant to Section 1.03(a). No Stockholder shall hereafter, unless and until this Agreement terminates pursuant to Section 4.01 hereof, purport to vote (or execute a consent with respect to) its Securities with respect to any Subject Proposal (other than through this irrevocable proxy) or grant any other proxy or power of attorney with respect to any of its Securities to vote with respect to any Subject Proposal, deposit any of its Securities into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote with respect to any such Subject Proposal, grant any proxy or give instructions (other than in this Agreement) with respect to the voting of such Securities with respect to any Subject Proposal.

                                   ARTICLE II

                         Representations and Warranties

         SECTION 2.01. Representations and Warranties of Parent and Purchaser. Parent and Purchaser hereby represent and warrant to each Stockholder that they have the corporate power and authority to enter into this Agreement and perform all of their obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Purchaser and constitutes a valid and binding agreement of Parent and Purchaser, enforceable against them in accordance with its terms.

         SECTION 2.02. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent and Purchaser as follows:

         (a) Ownership of Securities and Options. Such Stockholder is the record and beneficial owner of the Existing Securities set forth opposite its name on the signature pages hereto. To such Stockholder's knowledge, such Existing Securities are, and the Company Common Stock upon issuance or receipt will be, validly issued, fully paid and nonassessable. On the date hereof, such Existing Securities constitute all of the Securities owned of record or beneficially by such Stockholder. Such Stockholder has, with respect to such Existing Securities, or will have, with respect to any other Securities of such Stockholder, sole voting power, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement with respect to all of such Securities, with no restrictions, subject to applicable securities laws, on such Stockholder's voting power or rights of disposition pertaining thereto.

On the date hereof, such Stockholder has, and at all times during the term hereof, such Stockholder will have with respect to such Securities to be sold on such date, good, valid and marketable title to such Securities, free and clear of all claims, liens, encumbrances, security interests and charges of any nature whatsoever (other than the encumbrance created by this Agreement), and shall not be subject to any preemptive right of any stockholder of the Company. The sale of such Stockholder's Securities to Parent hereunder will transfer to Parent good, valid and marketable title to such Securities, free and clear of all claims, liens, encumbrances, security interests, rights of first refusal and charges of any nature whatsoever.

         (b) Power; Binding Agreement. Such Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement, including, without limitation, power and authority to sell, assign, transfer and deliver its Securities to Parent pursuant to the terms and conditions of this Agreement. The execution, delivery and performance of this Agreement by such Stockholder have been duly and validly authorized and no other actions or proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms.

         (c) No Conflicts. (i) No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any provision of the certificate of incorporation, by-laws or other governing documents, if any, if such Stockholder is not an individual, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties or assets may be bound or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of its properties or assets.

         (d) There is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any Governmental Entity that could reasonably be expected to materially impair the ability of such Stockholder to perform its obligations hereunder on a timely basis, and there is no agreement, commitment or law to which such Stockholder is subject that could reasonably be expected to materially impair the ability of such Stockholder to perform its obligations hereunder on a timely basis.

         (e) No Claims. Such Stockholder in its capacity as a stockholder, director, officer or employee of the Company or in any other capacity, has no knowledge of any Claims (as defined hereinafter) that it may have against the Released Parties (as defined hereinafter).

         (f) No Group. Such Stockholder is acting individually and not as part of a "group" as defined in the Securities Exchange Act of 1934, as amended.


                                  ARTICLE III

                                Certain Covenants

         SECTION 3.01. Certain Covenants of each Stockholder. Each Stockholder hereby covenants and agrees as follows:

         (a) No Solicitation. Such Stockholder shall not, and shall not authorize or permit any stockholder, director, officer, employee, affiliate, representative or agent of such Stockholder to, directly or indirectly, (i) solicit, facilitate, initiate, entertain, encourage or take any action to facilitate, initiate, entertain or encourage any inquiries or communications or the making of any proposal or offer that constitutes or may constitute an Acquisition Proposal or a Transfer of any of the Securities, (ii) participate or engage in any discussions or negotiations with, or provide any information to or take any other action with the intent to facilitate the efforts of, any person concerning any possible Acquisition Proposal or a Transfer of any of the Securities or any inquiry or communication which might reasonably be expected to result in an Acquisition Proposal or a Transfer of any of the Securities or
(iii) agree to or endorse, or release any third party from any obligation under any existing standstill agreement or arrangement relating to, any Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement any Acquisition Proposal. If such Stockholder or any representative or agent of such Stockholder receives an inquiry or proposal with respect to any Acquisition Proposal or any Transfer of Securities, then such Stockholder shall promptly inform Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Such Stockholder shall, and shall cause its representatives or agents to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, nothing in this Section 3.01(a) shall limit the ability of any individual who is a director or officer of the Company to take any of the actions described in Section 7.8(b) of the Merger Agreement (but only to the extent permitted in Section 7.8(b) of the Merger Agreement) in his capacity as a director or officer of the Company.

         (b) Restriction on Transfer, Proxies and Non-Interference. Such Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (i) Transfer any of the Securities or any interest therein, (ii) grant any proxies with respect to any Securities or deposit any Securities into a voting trust or enter into a voting agreement with respect to any Securities, or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement, or that would otherwise hinder or delay Parent from acquiring a majority of the outstanding Securities. Any action described in the foregoing clauses (i) through (iii) in violation of this Agreement shall be void ab initio.

         (c) Additional Securities. Such Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new Securities acquired by such Stockholder, if any, after the date hereof.

         (d) Cooperation. Such Stockholder will not take any action, which could reasonably (i) result in any restriction on or delay in the consummation of the transactions contemplated by the Merger Agreement, any related agreements or this Agreement or (ii) render any of such transactions undesirable or impractical for Parent.

         (e) Dissenter's Rights. Such Stockholder agrees that it will not exercise any right to dissent or any similar rights of appraisal, which it may have under any applicable law with respect to any transaction contemplated by the Merger Agreement or any related agreement.

         SECTION 3.02. Stop Transfer Order. In furtherance of this Agreement, each Stockholder hereby authorizes and directs the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Existing Securities (and that this Agreement places limits on the voting and transfer of such shares).

         SECTION 3.03. Public Announcements. Each Stockholder shall consult with Parent before issuing, and shall first provide Parent the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the existence or terms of this Agreement, the Merger and the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of Parent, except to the extent necessary in response to a judicial or similar investigative inquiry (including a discovery request in a lawsuit), in which case such Stockholder shall make such disclosure pursuant thereto only after first providing reasonable notice to Parent and affording Parent the opportunity to seek to limit, prevent or protect such disclosure.

         SECTION 3.04. Reasonable Best Efforts; Further Assurances. (a) Each Stockholder shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions.

         (b) Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments and shall take all such further actions as Parent or Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Merger Agreement and any other related agreements.

         SECTION 3.05. Cooperation as to Regulatory Matters. Each Stockholder shall furnish all such necessary information and reasonable assistance as may be requested in connection with the preparation of filings and submissions to any Governmental Entity. Each Stockholder shall supply, and use its reasonable best efforts to cause the Company to supply, to Parent copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) with Governmental Authorities with respect to this Agreement and the transactions contemplated hereby.

         SECTION 3.06. Series B Preferred Stock. Within two business days before the Expiration Date of the Offer, each Stockholder agrees to cause the conversion of all of the shares of Series B Preferred Stock of the Company beneficially owned by such Stockholder into shares of Company Common Stock in accordance with the Company's certificate of incorporation so long as after giving effect to such conversion and subsequent tender of such Company Common Stock pursuant to Section 1.01 hereof, the Minimum Condition shall have been or would be satisfied.

                                   ARTICLE IV

                                  Miscellaneous

         SECTION 4.01. Termination; Survival of Representations and Warranties.
(a) This Agreement shall terminate on the Termination Date, and upon such termination, this Agreement shall terminate and be of no further force and effect. The representations and warranties contained in Article II shall not be deemed waived or otherwise affected by any investigation made by the other parties hereto, and shall survive the termination of this Agreement for one year. The provisions of Articles III and Article IV shall survive the termination of this Agreement indefinitely in accordance with their terms. As used herein, the term "Termination Date" means the first to occur of (i) the Effective Time, (ii) receipt by such Stockholder of written notice of termination of this Agreement by Parent, (iii) if the Merger Agreement has been terminated due to a breach by Parent or Purchaser, the date of such termination or (iv) if the Merger Agreement has been terminated (other than due to a breach by Parent or Purchaser), the date that is six months from the later of (A) the date of the stated maturity of the Convertible Note and (B) the date in which all outstanding loans and other obligations under the Convertible Note are fully paid and satisfied.

         SECTION 4.02. Amendments. This Agreement may not be amended with respect to Parent, Purchaser or any Stockholder except by an instrument in writing signed on behalf of Parent, Purchaser and such Stockholder.

         SECTION 4.03. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier, as follows:

         if to Parent or Purchaser, to

               Symbol Technologies, Inc.
               One Symbol Plaza
               Holtsville, NY 11742
               Fax:   (631) 738-4127
               Attn:  Leonard Goldner

         with copies to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, NY  10017-3954
               Tel:  (212) 455-2000
               Fax:  (212) 455-2502
               Attn:  Edward J.H. Chung, Esq.

         if to the Stockholder:

               to the address set forth opposite its name on the signature pages hereto or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

         SECTION 4.04. Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The terms "hereof", "herein", "hereby", and derivative or similar words refer to this entire Agreement. Unless the context otherwise requires, words of any gender include each other gender, and words using the singular or plural number also include the plural or singular number, respectively. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         SECTION 4.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 4.06. Entire Agreement. This Agreement and the related agreements (including all exhibits and schedules thereto) and other documents and instruments delivered in connection herewith constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

         SECTION 4.07. Assignment. This Agreement may not and shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any of their rights hereunder to any affiliate, provided that no such assignment shall relieve the


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                                                                               9



assigning party of its obligations hereunder. Any assignment in violation of this Agreement shall be void ab initio.

         SECTION 4.08. Parties in Interest; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 4.09. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 4.10. Governing Law; Enforcement. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any related agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or any related agreement and to enforce specifically the terms and provisions of this Agreement or any related agreement in any Federal or state court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto, (a) consents to submit itself to the exclusive personal jurisdiction of any Federal or state court sitting in the State of Delaware in the event any dispute arises out of this Agreement or any related agreement or any transaction contemplated hereby or thereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any related agreement or any transaction contemplated hereby or thereby in any court other than any Federal or state court sitting in the State of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any related agreement or any transaction contemplated hereby or thereby.

         SECTION 4.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                [Remainder of this page intentionally left blank]

                  IN WITNESS WHEREOF, Parent, Purchaser and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.



                                         SYMBOL TECHNOLOGIES, INC.

                                               By:     /s/ Leonard Goldner
                                                       -------------------
                                               Name:   Leonard Goldner
                                                       ---------------
                                               Title:  Executive Vice President
                                                       ------------------------
                                                       and General Counsel
                                                       ------------------------



                                         SYMBOL ACQUISITION CORP.


                                               By:     /s/ Leonard Goldner
                                                       -------------------
                                               Name:   Leonard Goldner
                                                       ---------------
                                               Title:  Vice President, Secretary
                                                       -------------------------
                                                       and Assistant Treasurer
                                                       -----------------------


Existing Securities       Address
-------------------       -------
2,905,113 of Company
Common Stock                             CROSSPOINT VENTURES PARTNERS Q LLP

                                               By:     /s/ James Dorrian
                                                       -----------------
                                               Name:   James Dorrian
                                                       -------------
                                               Title:  G.P.
                                                       ----


Existing Securities       Address
-------------------       -------
335,385 of Company
Common Stock                              CROSSPOINT VENTURES PARTNERS LLP

                                               By:     /s/ James Dorrian
                                                       -----------------
                                               Name:   James Dorrian
                                                       --------------
                                               Title:  G.P.
                                                       ----


Existing Securities       Address
-------------------       -------
352,942 of Series B                       LIFE INVESTORS INSURANCE COMPANY OF
preferred stock                           AMERICA

                                               By:     /s/ Thomas E. Myers
                                                       -------------------
                                               Name:  Thomas E. Myers
                                                      ----------------
                                               Title: Managing Partner,
                                                      -----------------
                                                      VMF Capital LLC
                                                      ---------------

Existing Securities                  Address
-------------------                  -------
447,126 of Company                             JOHN WOOD
Common Stock



                                               /s/ John Wood
Options exercisable                            -----------------------
for 765,000 shares of                                      (Signature)
Campany Common Stock


Existing Securities                  Address
-------------------                  -------
389,532 of Company                             LLAVAN FERNANDO
Common Stock

Options exercisable for                        /s/ Llavan Fernando
767,940 shares of Company                      ------------------------
Common Stock                                               (Signature)